UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2017

AMPLIFY ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	82-1326219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1600 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 490-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

As previously disclosed, on January 16, 2017, Memorial Production Partners LP (“MEMP”) and certain of its subsidiaries (collectively with MEMP, the “Debtors”) filed voluntary petitions (the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”). On April 14, 2017, the Court entered an order (the “Confirmation Order”) approving the Second Amended Joint Plan of Reorganization of Memorial Production Partners LP and its affiliated Debtors, dated April 13, 2017 (as amended and supplemented, the “Plan”). The Plan and the Confirmation Order were previously filed as Exhibit 2.1 and Exhibit 99.1, respectively, to the Current Report on Form 8-K filed by MEMP on April 17, 2017 and are incorporated herein by reference.

On May 4, 2017 (the “Effective Date”), the Plan became effective pursuant to its terms and the Debtors emerged from the Chapter 11 Cases.

In connection with the Chapter 11 Cases and the Plan, MEMP and certain Consenting Noteholders (as defined in the Plan) effectuated certain restructuring transactions, pursuant to which Amplify Energy Corp., a Delaware corporation (the “Company”), acquired all of the assets of MEMP, and in accordance with the Plan, MEMP will be dissolved. As a result, the Company became the successor reporting company to MEMP pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Current Report on Form 8-K is being filed by the Company as the initial report of the Company to the Securities and Exchange Commission (the “SEC”) and as notice that the Company is the successor issuer to MEMP under the Exchange Act. The Company is thereby deemed subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and in accordance therewith will file reports and other information with the SEC. The first periodic report to be filed by the Company with the SEC will be its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Item 1.01.	Entry into a Material Definitive Agreement

Exit Credit Facility

On May 4, 2017, Amplify Energy Operating LLC, as borrower (the “Borrower”), entered into the Amended and Restated Credit Agreement (the “Credit Agreement”) among Amplify Acquisitionco Inc., a Delaware corporation (“Acquisitionco”), as parent guarantor, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Pursuant to the Credit Agreement, the lenders party thereto agreed to provide the Borrower with a $1 billion exit senior secured reserve-based revolving credit facility (the “Exit Facility” and the loans thereunder, the “Loans”). The initial borrowing base available under the Credit Agreement as of the Effective Date is $490 million (which borrowing base amount will be reduced by $2.5 million each month until the next scheduled redetermination of the borrowing base to occur in November 2017) and the aggregate principal amount of Loans outstanding under the Credit Agreement as of the Effective Date is $430 million.

The maturity date of the Exit Facility is March 19, 2021. Until such maturity date, the Loans shall bear interest at a rate per annum equal to (i) the alternative base rate plus an applicable margin of 2.00% to 3.00%, based on the borrowing base utilization percentage under the Exit Facility or (ii) adjusted LIBOR plus an applicable margin of 3.00% to 4.00%, based on the borrowing base utilization percentage under the Exit Facility.

Unused commitments under the Exit Facility will accrue a commitment fee of 0.50%, payable quarterly in arrears.

The Borrower may elect, at its option, to prepay any borrowing outstanding under the Credit Agreement without premium or penalty (except with respect to any break funding payments which may be payable pursuant to the terms of the Credit Agreement). The Borrower may be required to make mandatory prepayments of the Loans in connection with certain borrowing base deficiencies. Additionally, if the Borrower has outstanding borrowings, undrawn letters of credit and reimbursement obligations in respect of letters of credit in excess of the aggregate revolving commitments or unrestricted cash and cash equivalents of the Borrower and the Guarantors exceeds $35 million as of the close of business on the most recently ended business day, the Borrower is also required to make mandatory prepayments, subject to limited exceptions.

The obligations under the Credit Agreement are guaranteed by Acquisitionco and substantially all of the Borrower’s subsidiaries (the “Guarantors”), subject to limited exceptions, and secured on a first-priority basis by substantially all of the Borrower’s and the Guarantors’ assets, including, without limitation, liens on at least 95% of the total value of the Borrower’s and the Guarantors’ oil and gas properties, a non-recourse pledge by the Company of the capital stock of Acquisitionco, a pledge by Acquisitionco of the capital stock of the Borrower and pledges of stock of all other direct and indirect subsidiaries of the Borrower, subject to certain limited exceptions.

The Credit Agreement contains certain customary representations and warranties, including, without limitation: organization; powers; authority; enforceability; approvals; no conflicts; financial condition; no material adverse change; litigation; environmental matters; compliance with laws and agreements; no defaults; no borrowing base deficiency; Investment Company Act; taxes; ERISA; disclosure; no material misstatements; insurance; restrictions on liens; locations of businesses and offices; properties and titles; maintenance of properties; gas imbalances; prepayments; marketing of production; swap agreements; use of proceeds; solvency; money laundering; anti-corruption laws and sanctions.

The Credit Agreement also contains certain affirmative and negative covenants, including, without limitation: delivery of financial statements; notices of material events; existence and conduct of business; payment of obligations; performance of obligations under the Credit Agreement and the other loan documents; operation and maintenance of properties; maintenance of insurance; maintenance of books and records; compliance with laws and regulations; compliance with environmental laws and regulations; delivery of reserve reports; delivery of title information; requirement to grant additional collateral; compliance with ERISA; maintenance of commodity price risk management policy; requirement to maintain commodity swaps; maintenance of treasury management; restrictions on indebtedness; liens; dividends and distributions; repayment of permitted unsecured debt; amendments to certain agreements; investments; change in the nature of business; leases (including oil and gas property leases); sale or discount of receivables; mergers; sale of properties; termination of swap agreements; transactions with affiliates; negative pledges; dividend restrictions; marketing activities; gas imbalances; take-or-pay or other prepayments; swap agreements and transactions, and passive holding company status.

The Credit Agreement also contains certain financial covenants, including the maintenance of (i) an interest coverage ratio not to exceed 2.50:1.00, determined as of the last day of each fiscal quarter for the four fiscal-quarter period then ending, commencing with the fiscal quarter ending September 30, 2017, (ii) a current ratio, determined as of the last day of each fiscal quarter for the four fiscal-quarter period then ending, commencing with the fiscal quarter ending September 30, 2017, of not less than 1.00:1.00 and (iii) a total leverage ratio, determined as of the last day of each fiscal quarter for the four fiscal-quarter period then ending, commencing with the fiscal quarter ending September 30, 2017, of less than or equal to 4.00:1.00.

The Credit Agreement also contains certain events of default, including, without limitation: non-payment; breaches of representations and warranties; non-compliance with covenants or other agreements; cross-default to material indebtedness; judgments; change of control; and voluntary and involuntary bankruptcy.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Stockholders Agreement

On the Effective Date, the Company entered into a stockholders agreement (the “Stockholders Agreement”) with the Contribution LLCs (as defined in the Plan) and certain Unsecured Noteholders (as defined in the Plan). Pursuant to the Stockholders Agreement, holders beneficially owning at least 10% of the Company’s common stock who desire to sell their shares to a third party may request that the Company provide reasonable cooperation in connection with such sale, provided that such requests may not be made more than three times in total and may not be made more than two times in any twelve month period and the Company will not be required to expend fees in excess of $25,000 in connection with any such request.

The foregoing description of the Stockholders Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of the Contribution LLCs, pursuant to which the Company agreed to file with the SEC within 90 days of the receipt of a request from (i) any holder who, together with their affiliates, holds greater than 10% of the Company’s common stock or (ii) any holder who, together with their affiliates, holds at least 5% of the Company’s common stock and employs, either directly or through an affiliated entity, a member of the board of directors of the Company appointed at or immediately after the Effective Date (collectively, the “Holders”), a registration statement on Form S-3 or Form S-1, if Form S-3 is not available (the “Shelf Registration Statement”) covering resales of the Company’s common stock held by the Holders. Pursuant to the terms of the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as practicable and to cause such Shelf Registration Statement to remain effective until the date specified in the Registration Rights Agreement. A Holder may request to sell all or any portion of their common stock in an offering that is registered pursuant to the Shelf Registration Statement. The Registration Rights Agreement contains other customary terms and conditions, including, without limitation, provisions with respect to piggyback rights, blackout periods and indemnification.

The foregoing description of the Registration Rights Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

Warrant Agreement

On the Effective Date, the Company entered into a warrant agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC, as warrant agent, pursuant to which the Company issued warrants (the “Warrants”) to purchase up to 2,173,913 shares of the Company’s common stock (representing 8% of the Company’s outstanding common stock including shares of the Company’s common stock issuable upon full exercise of the Warrants and subject to dilution by the equity awards described herein), exercisable for a five (5) year period commencing on the Effective Date at an exercise price of $42.60 per share.

The foregoing description of the Warrant Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 10.4 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement.

In connection with the effectiveness of the Plan, the obligations of MEMP and certain of its subsidiaries under the following debt agreements of MEMP have been terminated:

•

Indenture dated as of July 17, 2014, between MEMP and Memorial Production Finance Corporation (“MPFC”), as issuers, each of the guarantors party thereto, and Wilmington Trust, National Association, as successor trustee relating to MEMP’s and MPFC’s 6.875% Senior Unsecured Notes due 2022;

•

Indenture dated as of April 17, 2013, between MEMP and MPFC, as issuers, each of the guarantors party thereto, and Wilmington Trust, National Association, as successor trustee relating to MEMP’s and MPFC’s 7.625% Senior Unsecured Notes due 2021; and

•

Credit Agreement, dated as of December 14, 2011, by and among Memorial Production Operation LLC, as borrower, MEMP, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent, the lenders from time to time party thereto, and the other parties thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Effective Date, the Company entered into certain direct financial obligations under the Credit Agreement. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities

On the Effective Date, in connection with the effectiveness of the Plan, the Company issued 25,000,000 shares of its common stock and Warrants to purchase 2,173,913 shares of its common stock. The shares of the Company’s common stock and the Warrants were issued pursuant to the exemption contained in Section 1145 of the Bankruptcy Code in exchange for certain claims against and interests in the Company. The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Warrant Agreement” is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors

Beginning on the Effective Date, pursuant to the Plan, the Company’s Board consists of seven members: Christopher Hamm, P. Michael Highum, Evan Lederman, David Proman, William J. Scarff, Drew Scoggins and Alex Shayevsky.

Management Incentive Plan and Emergence Awards

In connection with the Plan, the Court approved the Company’s Management Incentive Plan (the “MIP”) and the MIP became effective as of the Effective Date. An aggregate of 2,322,404 shares of the Company’s common stock, par value $0.0001 per share, are available for grant to selected employees of the Company or its subsidiaries pursuant to awards under the MIP in the form of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards, stock awards and other incentive awards. Any shares of common stock related to awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of common stock shall be available again for grant under the MIP and shall not be counted against the shares authorized under the MIP.

The Company’s Board or the Compensation Committee of the Board will administer the MIP and has broad authority under the MIP to, among other things: (i) select participants; (ii) prescribe the restrictions, terms and conditions of all awards; (iii) determine the types of awards that participants are to receive and the number of shares that are to be subject to such awards; and (iv) establish the terms and conditions of awards, including the price (if any) to be paid for the shares or the award. All awards are subject to the terms of the MIP and individual award agreements entered into with eligible employees thereunder.

On the Effective Date, the Board approved grants of (1) restricted stock unit awards (“RSUs”) and (2) stock option awards (the “Options” and together with the RSUs, the “Emergence Awards”) to certain of the Company’s employees, including the Company’s executive officers, under the MIP. The exercise price of the Options is $21.58. In connection with the grant of Emergence Awards, the executive officers will execute restrictive covenant agreements, which generally provide for confidentiality, non-solicitation of employees and consultants for twelve months post-termination and non-competition and non-solicitation of customers for six months post-termination if such executives are terminated by the Company without “Cause” or by the executive for “Good Reason.”

The Emergence Awards will generally vest annually in three equal installments on each of the first three anniversaries of the Effective Date, subject to the grantee’s continued employment through each such vesting date. However, upon the grantee’s (i) termination of employment without “Cause,” or due to death or “Disability,” or (i) resignation for “Good Reason,” in each case, (A) any unvested RSUs at such time shall fully vest and (B) the portion of the then unvested Options that would have vested had the grantee remained employed with the Company or its subsidiaries during the 12 months following such termination or resignation date shall vest. In addition, if the grantee is terminated by the Company without Cause or the grantee resigns for Good Reason, in each case, following a “Change of Control,” all unvested Options at such time shall fully vest. Subject to the foregoing, any unvested Emergence Awards will be forfeited upon the grantee’s termination of employment.

In the event that the shares of common stock are not traded on any national securities exchange at the time the Emergence Awards are settled or exercised, subject to any applicable restrictions under the Credit Agreement, the grantees shall have a put right to require the Company to purchase the shares of Common Stock underlying such settled or exercised Emergence Awards upon the grantee’s termination of employment without Cause, or due to death or Disability, or upon a resignation by the grantee for Good Reason

The number of RSUs and Options issuable to each of the Company’s executive officers under the applicable award agreements are set forth below:

Executive Officers	RSUs	Options
William J. Scarff President and Chief Executive Officer	125,854	125,854
Christopher S. Cooper Senior Vice President and Chief Operating Officer	88,000	88,000
Robert L. Stillwell, Jr. Senior Vice President and Chief Financial Officer	66,000	66,000
Jason M. Childress Senior Vice President, General Counsel and Corporate Secretary	82,190	82,190
Matthew J. Hoss Vice President, Accounting	17,500	17,500

The foregoing descriptions of the Emergence Awards in this Item 5.02 are qualified in their entirety to the full text of the MIP, the Form of Stock Option Award Agreement and the Form of Restricted Stock Unit Award Agreement, which are filed as Exhibits 99.1, 99.2 and 99.3, respectively, to the Company’s Form S-8 Registration Statement, filed on May 4, 2017, and are incorporated herein by reference.

Change of Control Agreement Amendments

Each executive officer of the Company is party to a change of control agreement, dated May 4, 2016, with the Company’s predecessor, Memorial Production Partners GP LLC, which were all assumed pursuant to the Plan. The change of control agreements generally provide for certain compensation and benefits if the executive is terminated on account of a qualifying termination within six months prior to, or twenty-four months following, a change of control, and are described in greater detail in MEMP’s Form 10-K filed on March 10, 2017. In connection with the Restructuring Transactions, each executive officer executed an amendment to their change of control agreement which provides that (i) the consummation of the Restructuring Transactions will not constitute a “Change of Control” for purposes of their change of control agreement and (ii) the definition of Change of Control will have the meaning ascribed in the MIP as of the Effective Date. A copy of the form of amendment to the change of control agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K, and is incorporated herein by reference.

MIP Severance Agreement

In connection with the grant of the Emergence Awards, each executive officer of the Company executed a management incentive plan severance agreement which generally provides that, if the executive is terminated by the Company without “Cause” or the executive resigns his employment for “Good Reason,” in each case, within two years following the Effective Date (the “Severance Agreement Termination”), such executive will receive a cash amount equal to the greater of such executive’s compensation and benefits under his change of control agreement or the value of his Emergence Awards on such termination or resignation date. Notwithstanding the foregoing, if the Severance Agreement Termination occurs within six months prior to, or twenty-four months following, a change of control of the Company, the executive’s change of control agreement shall control in such event. A copy of the form of the management incentive plan severance agreement is filed as Exhibit 10.6 to this Current Report on Form 8-K, and is incorporated herein by reference.

Amended and Restated Key Employee Incentive Plan

Certain employees of the Company, including the executive officers of the Company, are participants to that certain key employee incentive plan, which generally provide participants the opportunity to earn quarterly cash incentives for the achievements of certain performance goals. The key employee incentive plan is described in greater detail in MEMP’s Form 10-K filed on March 10, 2017. Pursuant to the Plan, as of the Effective Date, the key employee incentive plan was amended and restated to convert it to an annual cash bonus plan (with performance measured on an annual basis) starting on the third fiscal quarter of 2017, with annual bonus opportunity for 2017 pro-rated; provided, however, that the plan will continue on its terms prior to the amendment for the remainder of the second fiscal quarter. The employee officers will remain participants of the key employee incentive plan with bonuses for the second half of the 2017 fiscal year potentially payable to William J. Scarff, Christopher S. Cooper, Robert L. Stillwell, Jr., Jason M. Childress and Matthew J. Hoss, measured at the target level of performance, of $700,000, $400,000, $400,000, $400,000 and $150,000, respectively. The actual amount payable may be more or less than the target amount, depending upon performance. A copy of the amended and restated key employee incentive plan is filed as Exhibit 10.7 to this Current Report on Form 8K, and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 3, 2017, pursuant to the terms of the Plan, the Company filed an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the office of the Secretary of State of Delaware. On the Effective Date, and also pursuant to the terms of the Plan, the Company adopted the Amended and Restated Bylaws (the “Bylaws”). Copies of the Certificate of Incorporation and Bylaws are filed as Exhibits 4.1 and Exhibit 4.2, respectively, to the Company’s Form S-8 Registration Statement, filed on May 4, 2017, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On the Effective Date, the Company issued a press release announcing its emergence from the Chapter 11 Cases. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing by the Company under the Securities Act unless specifically identified therein as being incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

2.1

Findings of Fact, Conclusions of Law and Order Approving the Debtors’ Joint Chapter 11 Memorial Production Partners LP and its affiliated Debtors, dated April 14, 2017 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K dated April 17, 2017).

2.2

Second Amended Joint Plan of Reorganization of Memorial Production Partners LP and its affiliated Debtors, dated April 13, 2017 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K dated April 17, 2017).

3.1	Amended and Restated Certificate of Incorporation of Amplify Energy Corp. (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8 dated May 4, 2017).

3.2	Amended and Restated Bylaws of Amplify Energy Corp. (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 dated May 4, 2017).

10.1*

Amended and Restated Credit Agreement among Amplify Energy Operating LLC, Amplify Acquisitionco Inc., as parent guarantor, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

10.2*	Stockholders Agreement, dated as of May 4, 2017, between Amplify Energy Corp. and certain Stockholders.

10.3*	Registration Rights Agreement, dated as of May 4, 2017, between Amplify Energy Corp and certain parties thereto.

10.4*	Warrant Agreement, dated as of May 4, 2017, between Amplify Energy Corp., as Issuer, and American Stock Transfer & Trust Company, LLC, as Warrant Agent.

10.5*	Form of Amendment to Change of Control Agreement

10.6*	Form of Amendment to the Management Incentive Plan Severance Agreement

10.7*	Amplify Energy Corp. Amended and Restated Key Employee Incentive Plan

99.1*	Press Release dated May 4, 2017.

*  Filed or furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPLIFY ENERGY CORP.

Date: May 5, 2017	By:	/s/ Jason M. Childress
Jason M. Childress
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

2.1

Findings of Fact, Conclusions of Law and Order Approving the Debtors’ Joint Chapter 11 Memorial Production Partners LP and its affiliated Debtors, dated April 14, 2017 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K dated April 17, 2017).

2.2

Second Amended Joint Plan of Reorganization of Memorial Production Partners LP and its affiliated Debtors, dated April 13, 2017 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K dated April 17, 2017).

3.1	Amended and Restated Certificate of Incorporation of Amplify Energy Corp. (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8 dated May 4, 2017).

3.2	Amended and Restated Bylaws of Amplify Energy Corp. (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 dated May 4, 2017).

10.1*

Amended and Restated Credit Agreement among Amplify Energy Operating LLC, Amplify Acquisitionco Inc., as parent guarantor, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

10.2*	Stockholders Agreement, dated as of May 4, 2017, between Amplify Energy Corp., and certain Stockholders.

10.3*	Registration Rights Agreement, dated as of May 4, 2017, between Amplify Energy Corp., and certain parties thereto.

10.4*	Warrant Agreement, dated as of May 4, 2017, between Amplify Energy Corp., as Issuer, and American Stock Transfer & Trust Company, LLC, as Warrant Agent.

10.5*	Form of Amendment to Change of Control Agreement

10.6*	Form of Amendment to the Management Incentive Plan Severance Agreement

10.7*	Amplify Energy Corp. Amended and Restated Key Employee Incentive Plan

99.1*	Press Release dated May 4, 2017.

*  Filed or furnished herewith